                               [MAXXAM Logo]

                                                                 April 28, 2005

To Our Stockholders:

     You are cordially  invited to attend the Annual Meeting of  Stockholders of
MAXXAM Inc. to be held at 8:30 a.m. on Wednesday,  May 25, 2005, at the Sheraton
Suites, 2400 West Loop South, Houston, Texas.

     Although you may presently plan to attend the Annual  Meeting,  we urge you to indicate your approval in the spaces  provided on the enclosed  proxy card by voting  "FOR"  the  election  of  the  directors  named  in the  attached  proxy statement.  Please  then date,  sign and  promptly  return the proxy card in the enclosed envelope. Even if you have previously mailed a proxy card, you may vote in person at the Annual  Meeting by following  the  procedures  described in the attached Proxy Statement.

     We look forward to seeing as many of you as possible at the Annual Meeting.

                                                    CHARLES E. HURWITZ
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                                    MAXXAM INC.
                        1330 Post Oak Boulevard, Suite 2000
                               Houston, Texas 77056

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              To Be Held May 25, 2005

     The Annual Meeting of  Stockholders  of MAXXAM Inc. (the "Company") will be held on Wednesday,  May 25, 2005, at the Sheraton Suites,  2400 West Loop South,
Houston, Texas, at 8:30 a.m., local time, for the following purposes:

     1.   To elect  four  directors  to serve on the Board of  Directors  of the
          Company, three of whom will be elected by the holders of Common Stock, voting  separately  as a class,  to hold office  until the 2006 annual meeting or until their  successors are elected and qualified,  and one of whom will be elected  by  holders of Common  Stock and Class A $.05
          Non-Cumulative   Participating  Convertible  Preferred  Stock,  voting
          together  as a single  class,  to hold  office  until the 2008  annual meeting or until his successor is elected and qualified; and

     2.   To transact such other business as may properly come before the Annual
          Meeting.

     Stockholders  of record as of the close of business on March 31, 2005,  are entitled to notice of and to vote at the Annual Meeting.  A list of stockholders will be available for  inspection  at the offices of the Company,  1330 Post Oak
Boulevard,  Suite 2000,  Houston,  Texas, during normal business hours beginning
May 11, 2005 and continuing through the Annual Meeting.

                                              By Order of the Board of Directors

                                              BERNARD L. BIRKEL
                                              Secretary

April 28, 2005

                                IMPORTANT

     To assure that your shares are  represented at the Annual  Meeting,  please complete,  date and sign the  enclosed  proxy  card.  Return it  promptly in the enclosed envelope provided for your convenience and which requires no postage if mailed in the United  States.  Any  stockholder of record who attends the Annual
Meeting may vote  personally on all matters brought before the Annual Meeting by following the  procedures  described in the attached  Proxy  Statement.  In that event, your proxy will not be used.

                                MAXXAM INC.

                             PROXY STATEMENT
                                  for
                   ANNUAL MEETING OF STOCKHOLDERS

     This proxy  statement (the "Proxy  Statement") is furnished to stockholders in  connection  with the  solicitation  by the Board of Directors of MAXXAM Inc.
(the "Company" or "MAXXAM"),  a Delaware corporation,  of proxies for use at the
Company's  Annual Meeting of Stockholders  (the "Annual  Meeting") to be held at
8:30 a.m. on May 25, 2005, and any adjournments or postponements thereof, at the time and place and for the  purposes  set  forth in the  accompanying  notice of
Annual Meeting.  The principal  executive  offices of the Company are located at
1330 Post Oak  Boulevard,  Suite 2000,  Houston,  Texas 77056,  telephone  (713)
975-7600.

     This Proxy Statement,  the accompanying proxy card and the Notice of Annual
Meeting of Stockholders are being mailed, commencing on or about April 28, 2005, to the stockholders of record as of the close of business on March 31, 2005 (the
"Record Date").  Only holders of record of the 5,976,542  shares of Common Stock
(the  "Common  Stock")  and the  668,119  shares of Class A $.05  Non-Cumulative
Participating  Convertible  Preferred Stock (the "Preferred Stock," and together with the Common Stock, the "Capital Stock") of the Company outstanding as of the
Record  Date are  entitled to vote at the Annual  Meeting.  Each share of Common
Stock is entitled to one vote and each share of  Preferred  Stock is entitled to ten votes on matters on which they may vote. At the Annual Meeting,  the holders of Common  Stock,  voting  separately  as a class,  are  entitled to elect three members of the Company's Board of Directors (sometimes referred to herein as the
"Board"),  and the holders of Common Stock and Preferred Stock,  voting together as a single class, are entitled to elect one member of the Board.

     We cordially  invite you to attend the Annual  Meeting.  Whether or not you plan to attend,  please  complete,  date,  sign and promptly return the enclosed proxy card in the envelope included  herewith.  The persons authorized to act as proxies at the Annual Meeting,  individually or jointly,  as listed on the proxy card,  are Bernard L. Birkel,  M. Emily  Madison and J. Kent  Friedman.  You may
revoke  your proxy at any time prior to its  exercise  at the Annual  Meeting by notice to the Company's  Secretary,  by filing a later-dated proxy, or by voting your shares in person at the Annual Meeting. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions,  "FOR"
the election of the nominees to the Board named in this Proxy Statement.

     All  stockholders  as of the Record Date, or their duly appointed  proxies, may attend the meeting. Seating,  however, is limited.  Admission to the meeting will be on a first-come,  first-served basis.  Registration is expected to begin at approximately 8:00 a.m. Cameras,  recording equipment,  communication devices or other similar equipment will not be permitted in the meeting room without the prior written consent of the Company.  In addition,  posters,  placards or other signs or materials may not be displayed inside the meeting facility. The meeting will be conducted in accordance with certain rules and procedures established by the Company, which will be available or announced at the Annual Meeting.

     In order to expedite your admission to the Annual Meeting,  we suggest that you pre-register by completing the  Pre-Registration  Form set forth on the back cover page of this Proxy Statement and sending it by facsimile to (888) 488-3808 before 5:00 p.m.,  Houston time, on May 20, 2005.  Persons who pre-register will be required to verify their identity at the  registration  table with a driver's license or other appropriate  identification  bearing a photograph.  The Company may in its discretion admit appropriately credentialed members of the media.

     PLEASE NOTE THAT IF YOU HOLD YOUR SHARES IN "STREET NAME" (THAT IS, THROUGH
A BROKER,  BANK OR OTHER NOMINEE),  YOU WILL NEED TO BRING A COPY OF A BROKERAGE
OR SIMILAR STATEMENT  REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE. ALL
STOCKHOLDERS,  OR THEIR DULY APPOINTED PROXIES,  WILL BE REQUIRED TO CHECK IN AT
THE REGISTRATION DESK PRIOR TO THE ANNUAL MEETING. ALL STOCKHOLDERS,  REGARDLESS
OF THEIR FORM OF  OWNERSHIP,  AND ALL  PROXIES  WILL ALSO BE  REQUIRED TO VERIFY
THEIR  IDENTITY  WITH A  DRIVER'S  LICENSE OR OTHER  APPROPRIATE  IDENTIFICATION
BEARING A PHOTOGRAPH.

     The  Company's  Transfer  Agent is  American  Stock  Transfer  &  Trust
Company.  All  communications  concerning  accounts of  stockholders  of record, including  address  changes,  name  changes,  inquiries  as to  requirements  to transfer shares of stock and similar  issues,  may be handled by contacting them at (800) 937-5449 or via the Internet at www.amstock.com.

     The  presence,  in person or by proxy,  of the holders of shares of Capital
Stock entitled to cast a majority of the votes entitled to be cast at the Annual
Meeting is required to  constitute a quorum for the  transaction  of business at the Annual Meeting. Under applicable Delaware law, abstentions, broker non-votes
(i.e.,  shares held in street name as to which the broker, bank or other nominee has no  discretionary  power to vote on a particular  matter and has received no instructions  from the  persons  entitled  to vote  such  shares)  and  withhold authority  designations  are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Directors are elected by a plurality of votes. Votes for directors may be cast in favor or withheld;  votes that are withheld or broker  non-votes  will be excluded  entirely from the vote and will have no effect on the outcome.  Abstentions may not be specified in the election of  directors.  A  stockholder  may,  with respect to each other matter specified in the notice of the meeting,  (i) vote "FOR," (ii) vote  "AGAINST" or
(iii) "ABSTAIN" from voting.  See the description of specific  proposals for the vote required to adopt each such  proposal.  Shares  represented by proxies that are marked  "abstain" on such matters and proxies  relating to broker  non-votes will not be treated as shares voting and  therefore  will not affect the outcome of the vote on such matters.  PLEASE COMPLETE,  DATE AND SIGN THE ENCLOSED PROXY
CARD. RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOUR SHARES ARE REGISTERED
IN THE NAME OF A  BROKER,  BANK OR OTHER  NOMINEE,  PLEASE  CONTACT  THE  PERSON
RESPONSIBLE  FOR YOUR  ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE PROXY CARD AS
SOON AS POSSIBLE. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND
YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER,  BANK OR OTHER NOMINEE,  YOU
MUST OBTAIN A PROXY FROM SUCH NOMINEE ASSIGNING VOTING RIGHTS TO YOU.

                               TABLE OF CONTENTS

Election of Directors
The Board of Directors and Its Committees
Executive Officers and Directors
Principal Stockholders
Executive Compensation
Report of the Compensation Committees on Executive Compensation
Report of the Audit Committee
Principal Accounting Firm Fees
Performance Graph
Certain Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Other Business
Other Matters
Pre-Registration Request

                           ELECTION OF DIRECTORS

     The Company's  Restated  Certificate  of  Incorporation  provides for three classes of directors  (excluding the directors  elected by the holders of Common
Stock, as discussed below) having  staggered terms of office,  with directors of each class to be  elected  by the  holders  of the  Company's  Common  Stock and
Preferred Stock, voting together as a single class, for terms of three years and until their respective successors have been duly elected and qualified ("General
Directors").  The Company's Restated  Certificate of Incorporation also provides that so long as any shares of the Preferred Stock are  outstanding,  the holders of Common  Stock,  voting as a class  separately  from the  holders of any other class or  series  of  stock,  are  entitled  to  elect  the  greater  of (i) two directors,  or (ii) that number of directors which  constitutes 25% of the total number of  directors  (rounded up to the nearest  whole  number) to be in office subsequent to such annual meeting ("Common Directors"). The Board has designated three out of its seven directors as Common Director  nominees.  Common Directors serve one-year terms.

     Four directors will be elected at the Annual  Meeting.  The Company's three nominees for Common Director are Robert J. Cruikshank,  Stanley D. Rosenberg and
Michael J. Rosenthal (to hold office until the 2006 annual meeting).  Charles E.
Hurwitz has been  nominated  by the  Company to stand for  election as a General
Director  (to hold  office  until the 2008  annual  meeting).  Each  nominee  is currently a member of, and has extensive  experience  on, the Board and in other board and  business  positions.  See  "Executive  Officers  and  Directors"  and
"Principal  Stockholders"  for  information  concerning each of the nominees and other directors, including the dates on which they first became directors, their business  experience  during the past five years and the number of shares of the
Company's Common Stock and Preferred Stock beneficially owned by each of them as of the Record Date. Each of these nominees has consented to serve as a member of the Board if elected.

     The persons named on the enclosed proxy card will vote the shares of Common
Stock  and  Preferred  Stock  represented  thereby  for the  election  of  these nominees, except where authority has been withheld as to a particular nominee or as to all such nominees.  Should any of these  nominees  decline or be unable to serve as a director of the Company, which is not anticipated,  the persons named on the enclosed  proxy card will vote for the election of such other person,  if any, as the Board may recommend.

     The Board of  Directors  recommends  a vote "FOR" the  election  of Messrs.
Cruikshank,  Rosenberg  and Rosenthal as Common  Directors and Mr.  Hurwitz as a
General Director of the Company.

                       THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board held four meetings and acted by written consent on four occasions during 2004. In addition,  management  confers  frequently  with directors on an informal basis to discuss  Company  affairs.  During 2004, no director  attended fewer  than  75% of the  aggregate  number  of  meetings  of the  Board  and the committees of the Board on which he served.  The Company  encourages  all of its directors to attend the Annual Meeting and to facilitate this, schedules a Board meeting in conjunction  with the Annual Meeting.  All of the directors  attended the annual meeting last year.

     The  Board  has  the  following  standing  committees:   Executive,  Audit,
Conflicts and Compliance,  Compensation Policy, and Section 162(m) Compensation.
The Board does not have a  standing  nominating  committee  nor does it have any committee performing a similar function.  See "--Nomination Process" for further information.

     The  Executive  Committee  meets on call and has  authority  to act on most matters during the intervals  between  meetings of the entire Board. Its current members  are Messrs.  Hurwitz  (Chairman),  Levin and  Schwartz.  The  Executive
Committee did not meet or act by written consent during 2004.

     The Audit Committee serves as an independent and objective party to oversee the integrity of the Company's  accounting and financial reporting processes and internal  control system,  including the Company's  system of internal  controls regarding finance and accounting that management and the Board have established.
Consistent  with  such  function,  the  Audit  Committee  encourages  continuous improvement of, and fosters adherence to, the Company's policies, procedures and practices at all levels.  The  Company's  independent  accountants  are directly responsible to the Audit Committee,  which selects,  sets  compensation for, and
evaluates  the  performance  and  independence  of  the  Company's   independent
accountants.  The Audit  Committee also fosters an open avenue of  communication among senior  management,  the independent  accountants and the Board. The Audit
Committee  has  adopted  a  written  charter.   Messrs.   Rosenthal  (Chairman),
Cruikshank and Rosenberg currently serve as members of this committee. The Audit
Committee met on six occasions during 2004 and acted by written consent on three occasions. The Company has determined that each member of the Audit Committee is
"independent"  within the meaning of the current  requirements  of the  American
Stock  Exchange  ("AMEX").  Mr.  Levin  served on the Audit  Committee  during a
portion  of  2004,   but  ceased   serving  in  May  2004  in  connection   with
implementation of revised AMEX independence  standards.  In addition,  the Board has determined  that Mr.  Cruikshank is an "audit  committee  financial  expert"
within the meaning of Regulation S-K, Item 401(h). See also "Report of the Audit
Committee" below.

     The Conflicts and Compliance  Committee  (the  "Conflicts  Committee")  (i)
ensures that  appropriate  policies with regard to employee  conduct pursuant to legal and ethical business  standards are formulated,  maintained,  periodically reviewed and properly implemented and enforced,  (ii) reviews possible conflicts of interest,  and (iii)  establishes,  maintains,  governs and enforces policies regarding  sensitive  payments,  insider  trading  with regard to the  Company's
equity  securities  and  similar   policies.   Messrs.   Rosenberg   (Chairman),
Cruikshank,  Friedman,  Levin and  Rosenthal  served as members of the Conflicts
Committee during 2004, which met on two occasions during 2004 and did not act by written consent. See also "Code of Conduct."

     The  Compensation  Policy  Committee (the "Policy  Committee")  reviews and approves proposals  concerning (i) the establishment or change of benefit plans, or material  amendments to existing  benefit  plans,  and (ii) salaries or other compensation,  including  payments  awarded  pursuant to bonus and benefit plans maintained  by the  Company  and its  subsidiaries  (excluding  Kaiser  Aluminum
Corporation ("Kaiser") and Kaiser Aluminum & Chemical Corporation ("KACC")),
to all executive  officers and other employees of the Company and its non-Kaiser
subsidiaries.   However,  the  Policy  Committee  is  not  responsible  for  the administration of, amendments to or awards under the MAXXAM 1994 Executive Bonus
Plan, as amended and restated in 2003 (the  "Executive  Plan"),  the MAXXAM 2002
Omnibus  Employee  Incentive  Plan (the "2002  Omnibus  Plan"),  the MAXXAM 1994
Non-Employee Director Stock Plan, as amended and restated in 2004 (the "Director
Plan"),  or  administration  of the MAXXAM 1994 Omnibus Employee  Incentive Plan
(the "1994 Omnibus Plan"). Messrs. Levin (Chairman),  Cruikshank,  Rosenberg and
Rosenthal  served as members of this committee during 2004. The Policy Committee met on four occasions during 2004 and acted by written consent on two occasions.

     The Board is responsible for  administering  the Director Plan. The Section
162(m)  Compensation  Committee  (the "162(m)  Committee")  has the authority to administer and make  amendments to the Executive Plan and the 2002 Omnibus Plan, and to  administer  the 1994 Omnibus  Plan and such other plans or programs,  if any,  as are  intended to comply with the  provisions  of Section  162(m) of the
Internal   Revenue  Code  (the  "Code").   The  Section  162(m)  Committee  also
establishes criteria to be used in determining awards to be made pursuant to the
Executive Plan,  while retaining the right to reduce any such awards through its power of negative  discretion,  and  approves  awards made  pursuant to the 2002
Omnibus Plan. Messrs.  Cruikshank (Chairman),  Rosenberg and Rosenthal served as members of this committee. During 2004, this committee held six meetings and did not act by written consent.

Director Compensation

     Non-employee directors of the Company (Messrs. Cruikshank, Levin, Rosenberg
and  Rosenthal)  each  received a fee of  $36,000  for the 2004  calendar  year.
Non-employee directors were also entitled to receive an annual fee of $1,500 for each Board  committee they chaired and $1,000 for each Board  committee on which they served as a member. Further, non-employee directors received $1,500 per day for each meeting attended in person and not held in conjunction with a regularly scheduled Board meeting,  and $1,500 for each formal telephonic meeting not held in conjunction  with a regularly  scheduled Board meeting.  Messrs.  Cruikshank,
Levin,  Rosenberg  and  Rosenthal  received an  aggregate  of $53,500,  $47,500,
$51,000 and $53,500,  respectively,  in payment of such  director and  committee chairman/member fees during 2004. Directors were reimbursed for travel and other disbursements  relating to Board and committee  meetings.  Employee directors of the  Company do not  receive  fees for their  Board  service.  Directors  of the
Company who also served as  directors of Kaiser and KACC,  received  from Kaiser and KACC additional director or committee fees and were reimbursed by Kaiser and
KACC for  expenses  pertaining  to their  services in such  capacities.  Messrs.
Cruikshank,   Hurwitz  and  Levin  received  $69,500,   $65,000,   and  $78,500,
respectively,  in such  director  and  committee  fees from Kaiser and KACC with respect  to  their  services  in 2004  (see  the  "Summary  Compensation  Table"
regarding  such fees which were deducted  from Mr.  Hurwitz's  2004 bonus).  Mr.
Levin also received  additional  fees in the amount of $3,000 for serving during
2004 as a director of The Pacific Lumber Company,  a wholly owned  subsidiary of the  Company  engaged in forest  products  operations  ("Pacific  Lumber"),  and
$15,000  for serving as a manager of Palco's  wholly  owned  subsidiary,  Scotia
Pacific Company LLC ("Scotia LLC").

     All  non-employee  directors  are  eligible  to  participate  in a deferred compensation  program.  By executing a deferred fee  agreement,  a  non-employee director may defer all or part, in 25%  increments,  of the director's fees owed by the Company for his  service in such  capacity  for any  calendar  year.  The designated  percentage of deferred fees are credited to a book account as of the date such fees would have been paid to the director and are deemed "invested" in two  investment  choices,  again in 25%  increments,  of  phantom  shares of the
Company's  Common Stock and/or in an account bearing  interest  calculated using one-twelfth of the sum of the prime rate on the first day of each month plus 2%.
Deferred  director's fees,  including all earnings credited to the book account, will  be paid in cash to the  director  or  beneficiary  as soon as  practicable following  the date the  director  ceases  for any  reason to be a member of the
Board,  either in a lump sum or in a specified number of annual installments not to exceed ten, at the  director's  election.  Mr. Levin is the only director who has elected to defer any of his  director's  fees,  with all of such fees having been deferred  from  September  1994 through  December 2003 and one-half of such fees being deferred commencing in January 2004.

     Non-employee  directors  are also eligible to  participate  in the Director
Plan. Messrs.  Cruikshank,  Levin, Rosenberg and Rosenthal each received options to purchase 600 shares of the  Company's  Common  Stock on May 20,  2004,  at an
exercise price of $24.90 per share.

Policy Committee Interlocks and Insider Participation

     During  the 2004  fiscal  year,  no member of the Policy  Committee  or the
162(m)  Committee  was an  officer  or  employee  of the  Company  or any of its subsidiaries,  or  was  formerly  an  officer  of  the  Company  or  any  of its subsidiaries;  however, the law firm of Kramer Levin Naftalis & Frankel LLP, of which Mr. Levin is a member,  provided legal services for the Company and its subsidiaries  during 2004 (the revenues from such services  accounting  for less than 1% of such firm's revenues in 2004).

     During the Company's 2004 fiscal year, no executive  officer of the Company served as (i) a member of the  compensation  committee (or other board committee performing  equivalent  functions)  of another  entity,  one of whose  executive officers served on the Policy Committee or the 162(m) Committee, (ii) a director of  another  entity,  one of  whose  executive  officers  served  on the  Policy
Committee  or the  162(m)  Committee,  or  (iii) a  member  of the  compensation committee (or other board committee performing  equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Nomination Process

     The Company is a "controlled  company" as such term is defined in the rules of the AMEX (due to the  ownership of Mr.  Hurwitz) and does not have a standing nominating committee as it believes this is unnecessary.  The Company's Board of
Directors is not particularly large and believes it is sufficient to rely on the expertise  of the Board as a whole in  choosing  its  director  candidates.  The
Company's  directors  are  familiar  with each other as they have  served on the
Board for several years.  Each of the directors is also highly  experienced  and knowledgeable  in board and business  affairs.  The nominees named in this proxy statement were  unanimously  recommended by the full Board for submission to the stockholders  as the  Company's  nominees.  Should  the  Company  or  the  Board determine in the future that  additional or other Board  nominees are advisable, it is  likely  that a  variety  of  sources  would  be  consulted  for  possible candidates,  including  the  directors of the Company,  various  advisors to the
Company,   and  possibly  one  or  more  director   search  firms.   Appropriate
consideration  also  would  be given  to  nominees  for  director  suggested  by stockholders  of the Company.  The process by which a stockholder of the Company may  suggest  a  nominee  for  director  of  the  Company  can  be  found  under
"Stockholder Proposals for the 2006 Annual Meeting."

Code of Conduct

     All of the  Company's  employees,  officers  (including  senior  executive, financial  and  accounting  officers) and  directors  are held  accountable  for adherence  to the  Company's  Code of Business  Conduct  and related  compliance manuals (collectively,  the "Code of Conduct").  The Code of Conduct is intended to promote compliance with applicable governmental laws and regulations and help assure  adherence to the highest  ethical  standards of conduct and that persons subject to the Code of Conduct act as responsible citizens.  The Code of Conduct covers a variety of areas, including conflicts of interest,  financial reporting
and  disclosure  and  internal  controls,   protection  of  Company  assets  and
confidentiality,  antitrust requirements, political participation, protection of the environment,  insider trading, and discrimination and harassment.  Employees have an  obligation to promptly  report any known or suspected  violation of the
Code of Conduct and retaliation is prohibited.

     Copies of the Code of  Conduct  may be  obtained  by any  stockholder  upon request without charge by writing to MAXXAM Inc., c/o Corporate Secretary,  1330
Post Oak Boulevard, Suite 2000, Houston, Texas 77056.

                       EXECUTIVE OFFICERS AND DIRECTORS

     The following  table sets forth certain  information  as of the Record Date
(except  as  otherwise  indicated),  with  respect  to the  executive  officers, directors and director nominees of the Company.  All officers and directors hold office  until their  respective  successors  are elected and  qualified or until their earlier resignation or removal.

        Name                      Positions and Offices with the Company
---------------------------  --------------------------------------------------
Charles E. Hurwitz           Chairman of the Board and Chief Executive Officer
J. Kent Friedman             Vice Chairman of the Board and General Counsel
Paul N. Schwartz             Director, President and Chief Financial Officer
M. Emily Madison             Vice President, Finance
Bernard L. Birkel            Secretary
Robert J. Cruikshank         Director
Ezra G. Levin                Director
Stanley D. Rosenberg         Director
Michael J. Rosenthal         Director

     Charles  E.  Hurwitz.  Mr.  Hurwitz,  age 64, has served as a member of the
Board and the  Executive  Committee  of the  Company  since  August 1978 and was elected as Chairman of the Board and Chief  Executive  Officer of the Company in
March 1980. Mr.  Hurwitz is a nominee for election as a General  Director of the
Company to serve until the 2008 meeting. He also served the Company as President from January 1993 to January 1998.  Mr. Hurwitz is the President and Director of
Giddeon  Holdings,  Inc.,  a  principal  stockholder  of the  Company  which  is primarily  engaged in the management of investments  ("Giddeon  Holdings").  Mr.
Hurwitz has also been,  since May 1982,  Chairman  of the Board of MAXXAM  Group
Inc.  ("MGI"),  a wholly  owned  subsidiary  of the Company  which is engaged in forest products operations.  He has served as a director of Kaiser since October
1988, and KACC since November 1988.

     J.  Kent  Friedman.  Mr.  Friedman,  age 61,  was  elected a  director  and appointed  Vice  Chairman of the Company in May 2000,  and has served as General
Counsel of the Company since December 1999. He served as Acting General  Counsel of the Company from March 1998 until his  appointment  as General  Counsel.  Mr.
Friedman was a partner of Mayor, Day, Caldwell &  Keeton,  L.L.P., a Houston
law firm,  from 1982 through  December 1999, and he was the Managing  Partner of that firm from 1982 through 1992. He has also served since  September  1999 as a director of Pacific  Lumber,  a  subsidiary  of MGI  engaged in forest  products operations,  and on the Board of Managers of Scotia  LLC.  In  addition,  he has served as a director of MGI since May 2000.  From December  1999 until  February
2002, Mr.  Friedman also served as Senior Vice President and General  Counsel of
Kaiser and KACC.  Mr.  Friedman also serves as Vice Chairman of the Board of the
Harris  County-Houston  Sports  Authority  and is President of the Mickey Leland
Kibbutzim  Internship  Foundation.  He previously  served as  Co-Chairman of the
Greater  Houston  Inner  City  Games  (1998 to  2003),  a member of the Board of
Regents  of Texas  Southern  University  (1987 to 1990)  and as a member  of the
Executive  Committee of the Board of Directors of the Houston  Symphony (1984 to
1999).

     Paul N. Schwartz.  Mr. Schwartz, age 58, was named a director and President of the Company in January 1998, and has served as Chief Financial Officer of the
Company since January 1995. He previously  served as Executive Vice President of
the   Company   from   January   1995   until   January   1998,    Senior   Vice
President--Corporate  Development  of the Company from June 1987 until  December
1994, and Vice President--Corporate Development of the Company from July 1985 to
June  1987.  Since  June  1998,  Mr.  Schwartz  has also  served on the Board of
Managers and as a Vice President of Scotia LLC. He has also served as a director of Pacific  Lumber since  February 1993. He has also served as a director of MGI since  January 1994.  Mr.  Schwartz is also a member of the Board of Trustees of the Houston Symphony Society.

     M. Emily Madison.  Ms. Madison, age 36, joined the Company in April 2005 as
Vice President, Finance. Ms. Madison was a partner of Ernst & Young LLP from
May 2002 until April 2005 and a partner of Arthur  Andersen  LLP from  September
2001 until May 2002. From 1990 to 2001, Ms. Madison held various  positions with
Arthur  Andersen LLP. She is a Certified  Public  Accountant and a member of the
American Institute of Certified Public Accountants.

     Bernard L. Birkel.  Mr. Birkel,  age 55, was named Secretary of the Company in May 1997,  and has served MGI and Pacific  Lumber in such capacity  since May
1997 and Scotia LLC since June 1998. He served as Managing Counsel--Corporate of the  Company  from May  1997 to  February  2000,  when he was  appointed  Senior
Assistant General Counsel. Mr. Birkel was Assistant Secretary of the Company and
MGI from May 1991 to May 1997.  He served as  Senior  Corporate  Counsel  of the
Company  from  August  1992  until May 1997.  Prior to  joining  the  Company as
Corporate  Counsel in August 1990,  Mr.  Birkel was a partner in the Houston law firm of Woodard, Hall & Primm, P.C.

     Robert J. Cruikshank.  Mr. Cruikshank,  age 74, has served as a director of the Company  since May 1993.  Mr.  Cruikshank  is a nominee for  reelection as a
Common  Director of the Company to serve until the 2006 annual  meeting.  He has also served as a director of Kaiser and KACC since January 1994. Mr.  Cruikshank was a Senior Partner in the  international  public  accounting  firm of Deloitte
& Touche LLP from December 1989 until his retirement from that firm in March
1993. Mr.  Cruikshank served on the board of directors of Deloitte Haskins &
Sells from 1981 to 1985 and as Managing  Partner from June 1974 until its merger with Touche Ross &  Co. in December 1989.  Mr.  Cruikshank  also serves as a director of Encysive Pharmaceuticals, Inc., a pharmaceutical company; as a trust manager of  Weingarten  Realty  Investors;  and as advisory  director of Compass
Bank--Houston.  Until  December  2004,  he was also a  director  of Texas  Genco
Holdings, Inc., a wholesale electric power generating company and public company subsidiary  of  CenterPoint  Energy,  Inc. Mr.  Cruikshank  has also served in a
leadership   capacity  at  a  number  of  leading   academic   and  health  care
organizations including:  member of the Board of Directors, Texas Medical Center
( since 1989),  and Regent and Vice  Chairman of The  University of Texas System
(1989-1995).

     Ezra G.  Levin.  Mr.  Levin,  age 71, was first  elected a director  of the
Company in May 1978.  He has served as a director  of Kaiser and KACC since July
1991 and November  1988,  respectively,  and also served as a director of Kaiser from April 1988 to May 1990. He has served as a director of Pacific Lumber since
February  1993,  and as a manager on the Board of  Managers  of Scotia LLC since
June 1998. Mr. Levin is a member and co-chair of the New York and Paris law firm of Kramer Levin  Naftalis  &  Frankel LLP. He has held  leadership  roles in various legal and philanthropic capacities. Mr. Levin has previously served as a trustee on behalf of the Securities Investor Protection Corporation,  and taught as a  visiting  professor  at the  University  of  Wisconsin  Law  School and at
Columbia College.

     Stanley D. Rosenberg. Mr. Rosenberg, age 73, was first elected to the Board in June 1981. He is a nominee for reelection as a Common Director of the Company to serve until the 2006 annual  meeting.  Mr.  Rosenberg is a partner in the law firm of Loeffler  Tuggey  Pauerstein  Rosenthal LLP. He was a partner in the law firm of Arter & Hadden LLP from April 1999 until May 2001, and was a partner in the law firm of Rosenberg,  Tuggey,  Agather,  Rosenthal & Rodriguez from
February  1990  through  April  1999.  He was a  partner  in  the  law  firm  of
Oppenheimer,  Rosenberg  &  Kelleher,  Inc. from its inception in 1971 until
February 1990, from which time he served as Of Counsel to that firm through June
1993.  Mr.  Rosenberg  has also  held  leadership  roles in  various  legal  and philanthropic capacities including:  Committee Chairman--State Bar of Texas Task
Force on Title  Companies (1984 to 1990);  Member,  University of Texas Graduate
School of  Business  Advisory  Council  (1991 to  1992);  Member of the Board of
Visitors,  University  of Texas  Law  School  (1992  to  1994);  and,  Director,
University of Texas Health Science Center Development Board (1994 to present).

     Michael J. Rosenthal.  Mr. Rosenthal, age 61, was elected a director of the
Company in May 2000. He is a nominee for reelection as a Common  Director of the
Company to serve until the 2006 annual  meeting.  Since 1986, Mr.  Rosenthal has served as Chairman and  President of M. J.  Rosenthal and  Associates,  Inc., an
investment and consulting company.  From 1984 to 1986, Mr. Rosenthal served as a partner and a Managing  Director of Wesray  Capital  Corporation,  an investment company,  and prior to that was Senior Vice  President and Managing  Director of the Mergers and  Acquisitions  Department of Donaldson,  Lufkin &  Jenrette,
Inc., an investment  banking firm.  Mr.  Rosenthal also serves as a director and
Treasurer of the Horticultural Society of New York. Over the last several years,
Mr.  Rosenthal has also served as Chairman,  a director  and/or Chief  Executive
Officer of a number of  companies  including:  American  Vision  Centers,  Inc.,
Northwestern  Steel & Wire Company,  Star  Corrugated Box Co., Inc.,  Vector
Distributors,  Inc.,  Western  Auto  Supply  Company and Wilson  Sporting  Goods
Company.  In  September  2004,  he was  appointed a director  of Nobel  Learning
Communities,  Inc.,  a for profit  provider of education  and school  management services.

                          PRINCIPAL STOCKHOLDERS

     The following  table sets forth,  as of the Record Date,  unless  otherwise indicated,  the beneficial ownership of the Company's Common Stock and Preferred
Stock by (i) those persons known by the Company to own beneficially more than 5%
of the  shares of either  class  then  outstanding,  (ii) each of the  executive officers named in the Summary  Compensation Table set forth below, (iii) each of the  directors or nominees for  director,  and (iv) all  directors and executive officers of the Company as a group.

                                                                                                  Combined
                  Name Of                                          Number             % of      % of Voting
             Beneficial Owner                  Title of Class     of Shares(1)        Class       Power(2)
--------------------------------------------  ------------------ ------------------ ----------- -------------
The Stockholder Group(3)(14)                    Common Stock     3,233,700(4)(5)(6)   50.9         76.5
                                                Preferred Stock    707,441(7)         99.2
Gilda Investments, LLC(3)                       Common Stock     2,485,343(4)         41.4         19.6
Christian Leone                                 Common Stock     687,480(8)           11.5         5.4
Dimensional Fund Advisors Inc.                  Common Stock     341,025(9)           5.7          2.7
Scion Capital, LLC                              Common Stock     527,000(10)          8.8          4.2
Bernard L. Birkel                               Common Stock      11,956(11)          *            *
Robert J. Cruikshank                            Common Stock       5,500(12)          *            *
J. Kent Friedman                                Common Stock      56,784(13)          *            *
Charles E. Hurwitz(3)(14)                       Common Stock   3,233,700(4)(5)(6)    50.9         76.5
                                                Preferred Stock  707,441(7)          99.2
Ezra G. Levin                                   Common Stock       5,500(12)          *            *
Stanley D. Rosenberg                            Common Stock       6,500(12)          *            *
Michael J. Rosenthal                            Common Stock       2,000(15)          *            *
Paul N. Schwartz                                Common Stock      81,799(16)         1.4          *
All directors, nominees for director and        Common Stock   3,403,739(17)        52.4
    executive officers of the Company as a     Preferred Stock   707,441(7)         99.2        76.9
    group (8 persons)

--------------------------
*  Less than 1%.
(1)  Unless  otherwise  indicated,  the  beneficial  owners have sole voting and investment  power with respect to the shares listed in the table.  Includes the number of shares such persons  would have  received on the Record Date, if any, for their stock appreciation rights ("SARs")  exercisable within 60 days of such  date if such  SARs had been  paid  solely in shares of Common
     Stock  (excluding  SARs payable in cash only).  Also includes the number of shares of Common Stock  credited to such person's  account under the MAXXAM
     Stock Fund of the Company's 401(k) savings plan.
(2)  The Company's  Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of the Company's stockholders.
(3)  Gilda  Investments,  LLC ("Gilda") is a wholly owned  subsidiary of Giddeon
     Holdings.   Gilda,  Giddeon  Holdings,   Giddeon  Portfolio  LLC  ("Giddeon
     Portfolio"), the Hurwitz Investment Partnership L.P. and Mr. Hurwitz may be
     deemed a "group" (the  "Stockholder  Group")  within the meaning of Section
     13(d) of the  Securities  Exchange Act of 1934, as amended.  The address of
     Gilda is 1330 Post Oak Boulevard,  Suite 2000,  Houston,  Texas 77056.  The
     address of the Stockholder Group is Giddeon  Holdings,  Inc., 1330 Post Oak
     Boulevard, Suite 2000, Houston, Texas 77056.
(4)  Includes  options to purchase  21,029 shares of Common Stock held by Gilda.
     Also includes 60,000 shares owned by Giddeon  Portfolio.  Giddeon Portfolio is a Texas limited liability company which is owned 79% by Gilda and 21% by
     Mr. Hurwitz, and of which Gilda is the managing member.
(5)  Includes (a) 2,404,314 shares of Common Stock owned by Gilda (including the options reflected in note (4)) as to which Mr. Hurwitz indirectly possesses voting and investment  power,  (b) 46,277 shares of Common Stock separately owned  by Mr.  Hurwitz's  spouse  and as to  which  Mr.  Hurwitz  disclaims beneficial  ownership,  (c) 303,084 shares of Common Stock held directly by
     Mr. Hurwitz, and (d) options held by Mr. Hurwitz to purchase 352,496 shares of Common Stock (including those  exercisable  within 60 days of the Record
     Date).
(6)  Includes  46,500  shares of Common  Stock owned by the  Hurwitz  Investment
     Partnership L.P., a limited partnership in which Mr. Hurwitz and his spouse each hold a 4.32% interest as General Partner.  The remaining  interests in such  limited  partnership  are  held  by  trusts  for the  benefit  of Mr.
     Hurwitz's adult children.
(7)  Includes  662,441 shares of Preferred  Stock held directly by Mr.  Hurwitz.
     Also  includes  options held by Mr.  Hurwitz to purchase  45,000  shares of
     Preferred Stock and exercisable within 60 days of the Record Date.
(8)  Information based solely on Schedule 13G/A (the "Leone 13G") filed with the
     Securities and Exchange  Commission ("SEC") on February 11, 2005, on behalf of Christian  Leone,  LCG Holdings,  LLC ("LCGH"),  Luxor Capital Group, LP
     ("LCG"), Luxor Capital Partners, LP ("LCP"), Luxor Management,  LLC ("LM"),
     and Luxor Capital Partners Offshore, Ltd. ("LCPO"). The Leone 13G indicates that Mr. Leone is the  managing  member of LCGH and LM; LCGH is the general partner of LCP; LM is the  general  partner of LCG;  LCG is the  investment manager of LCP and LCPO; and LCP and LCPO directly own the shares  reported in the Leone 13G.  The  business  address of the filers of the Leone 13G is
     599 Lexington Avenue, 35th Floor, New York, New York 10022.
(9)  Information  based solely on Schedule 13G/A (the  "Dimensional  13G") filed with the SEC on  February  9,  2005,  by  Dimensional  Fund  Advisors  Inc.
     ("Dimensional"),  a Delaware  corporation which is a registered  investment advisor. The Dimensional 13G indicates that Dimensional has sole voting and dispositive  power  with  respect  to  343,825  shares and that all of such shares are owned by other  persons or entities  having the right to receive and the power to direct the receipt of dividends  from,  and proceeds  from the sale of, such shares. The business address of Dimensional is 1299 Ocean
     Avenue, 11th Floor, Santa Monica, California 90401.
(10) Information based solely on Schedule 13G/A (the "Scion 13G") filed with the
     SEC on February 9, 2005, on behalf of Scion  Capital,  LLC  ("Scion").  The
     Scion 13G indicates that Scion serves as investment  manager to Scion Value
     Fund,  a Series of Scion  Funds,  LLC,  and Scion  Qualified  Value Fund, a
     Series of Scion Qualified Funds, LLC, both of which are private  investment companies (the "Funds").  All shares reported in the Scion 13G are owned by the Funds,  and Scion disclaims  beneficial  ownership of such shares.  The business  address  of  Scion is  20400  Stevens  Creek  Blvd.,  Suite  840,
     Cupertino, CA 95114.
(11) Relates to options to purchase  11,956  shares of Common  Stock  (including those exercisable within 60 days of the Record Date).
(12) Includes  options to purchase 4,500 shares of Common Stock (including those exercisable within 60 days of the Record Date).
(13) Relates to options to purchase  56,784  shares of Common  Stock  (including those exercisable within 60 days of the Record Date).
(14) Mr. Hurwitz serves as the sole director of Giddeon  Holdings,  and together with members of his  immediate  family and trusts for the benefit  thereof, owns all of the voting shares of Giddeon  Holdings.  His positions  include
     Chairman  of  the  Board  and  Chief  Executive  Officer  of  the  Company,
     membership on the Company's  Executive  Committee and Chairman of the Board
     and  President  of Giddeon  Holdings.  By reason of the  foregoing  and his relationship with the members of the Stockholder  Group, Mr. Hurwitz may be deemed to possess  shared voting and  investment  power with respect to the shares held by the Stockholder Group.
(15) Relates to options to  purchase  2,000  shares of Common  Stock  (including those exercisable within 60 days of the Record Date).
(16) Includes options to purchase 67,196 shares of Common Stock (including those exercisable within 60 days of the Record Date), and 10,749 shares of Common
     Stock owned by a trust of which Mr.  Schwartz  and his spouse are  trustees and share voting and investment power with respect to such shares.
(17) Mr.  Hurwitz  beneficially  owns  3,233,700 of such shares.  The  remaining shares  consist of 18,603 shares of Common  Stock,  and options to purchase
     151,436 shares of Common Stock (including those exercisable  within 60 days of the  Record  Date),  held by the other  directors  and  officers  of the
     Company. Of the 18,603 shares of Common Stock, the applicable directors and officers  have sole voting and  investment  power with  respect to 7,854 of such shares.

                               EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed  fiscal years with respect to the
Chief Executive Officer and the four most highly compensated  executive officers of the Company (collectively  referred to as the "named executive officers") for the fiscal year ended December 31, 2004:

                                                                           Long-Term Compensation
                                                                        ------------------------------
                                          Annual Compensation                      Awards
                                ----------------------------------------------------------------------
          (a)             (b)       (c)          (d)        (e)         (f)            (g)            (i)
                                                                                   Securities
                                                            Other     Restricted   Underlying
                                                           Annual      Stock          Options/      All Other
       Name and                   Salary        Bonus   Compensation   Award(s)       SARs        Compensation
  Principal Position      Year      ($)          ($)        ($)(1)      ($)            (#)              ($)
------------------------ ------------------- ---------------------------------------- ------------ ----------------

Charles E. Hurwitz,      2004   833,694       85,000(2)   65,000(2)     -0-(3)        57,000         168,054(4)
Chairman of the Board    2003   809,412      389,523(5)   65,000(5)     -0-(3)        99,680         146,823(4)
and
Chief Executive Officer  2002   809,412      435,233(6)       --        -0-(3)       124,600         142,361(4)

J. Kent Friedman,        2004   496,501      300,000      69,589(7)     -0-(3)        11,400         80,517(4)
Vice Chairman and        2003   482,040      298,080      67,657(7)     -0-(3)        16,720         58,828(4)
General Counsel          2002   482,040      259,200      70,754(7)     -0-(3)        20,900         38,979(4)

Paul N. Schwartz,        2004   596,684      360,000          --        -0-           13,700        120,510(4)
Director, President      2003   579,305      358,226          --        -0-           20,080        105,083(4)
and
Chief Financial Officer  2002   579,305      361,501          --        -0-           25,100        101,889(4)

Bernard L. Birkel,       2004   195,000       80,000          --        -0-            2,800          3,250(4)
Secretary                2003   191,884      100,000          --        -0-            4,080            -0-
                         2002   191,884       85,000          --        -0-            5,100            -0-

Diane M. Dudley,         2004   175,000       95,000          --        -0-              -0-        387,839(4)(8)
Former Vice President    2003   172,010       95,000          --        -0-            3,040         31,202(4)
and
Chief Personnel Officer  2002   172,010       80,000          --        -0-            3,800         30,253(4)

--------------------------

(1)  Excludes  perquisites and other personal benefits which in the aggregate do not  exceed  the  lesser  of either  $50,000  or 10% of the total of annual salary and bonus reported for the named executive officer.
(2)  The  column (d) amount  excludes  a payment of  $389,523  made in 2004 with respect to a bonus awarded in 2003. The Section 162(m) Committee  awarded a bonus of $150,000  with respect to 2004,  but the amount  actually paid was reduced  by  $65,000,  the amount of fees Mr.  Hurwitz  earned in 2004 as a director  of Kaiser  and KACC.  Column  (e)  reflects  the  Kaiser and KACC directors' fees.
(3)  In April 2001,  Kaiser made an offer to current  employees and directors to exchange their outstanding options to acquire shares of Kaiser common stock for restricted shares of Kaiser common stock (the "Kaiser Exchange Offer").
     Pursuant  to the  Kaiser  Exchange  Offer,  Messrs.  Hurwitz  and  Friedman
     exchanged all of their  then-outstanding  options to acquire  Kaiser common stock  (i.e.,  250,000 and 167,000  options,  respectively)  for 52,472 and
     93,894  restricted  shares  of  Kaiser  common  stock,  respectively.   The
     restrictions  were  scheduled to lapse on  one-third  of the shares  issued pursuant to the Kaiser  Exchange  Offer and for such shares to vest on each of March 5, 2002,  2003 and 2004,  subject to the grantee being an employee of  Kaiser  or KACC  (or an  affiliate  or  subsidiary  of  either)  on the applicable  vesting date (with any dividends payable on the shares prior to the lapse of the  restrictions  to be payable to the grantee).  Mr. Hurwitz elected to cancel  the  portion of his  restricted  shares  that would have vested on March 5, 2002.  Messrs.  Hurwitz  and  Friedman  both  elected to cancel the  portions of their  restricted  shares that would have vested on
     March 5, 2003 and March 5, 2004. As of December 31, 2004,  Messrs.  Hurwitz
     and Friedman  owned no  restricted  shares of Kaiser  common  stock.  As of
     December  31,  2004,  Mr.  Hurwitz  beneficially  owned  256,808  shares of restricted  Common Stock of the Company  (including the dividend  rights in respect  thereof) valued at $8,423,302 based on that day's closing price of
     $32.80 per share on the AMEX.
(4)  Includes the following  aggregate  amounts accrued for 2004, 2003 and 2002, respectively,  in respect of the MAXXAM Inc.  Revised Capital  Accumulation
     Plan of 1988 (the  "Capital  Accumulation  Plan"),  pursuant  to which,  in general,  benefits vest 10% annually and (i) with respect to  contributions made for  1988-1997,  were paid in January  1998;  or (ii) with  respect to contributions  made during 1998 or after,  are payable  upon the earlier of
     (a)  January  1,  2008  (with  respect  to   participants   who  were  also
     participants  under a former plan on December 31, 1987), or (b) termination
     of  employment  with  the  Company:  Mr.  Hurwitz--$164,159,$146,823,   and
     $142,361:    Mr.    Friedman--$76,417,    $55,828    and    $38,979;    Mr.
     Schwartz--$117,491, $105,083 and $101,889; and Ms. Dudley--$34,560, $31,202
     and $30,253.  2004 amounts include the following matching  contributions by the  Company  under its  401(k)  savings  plan:  Mr.  Hurwitz--$3,895;  Mr.
     Friedman--$4,100;   Mr.  Schwartz--$3,019;   Mr.  Birkel--$3,250;  and  Ms.
     Dudley--$3,292.There  were no  matching  contributions  by the  Company  in either 2003 or 2002 for these persons.
(5)  The column (d) excludes a payment of $435,233  made in 2003 with respect to a bonus awarded in 2002.  The Section 162(m)  Committee  awarded a bonus of
     $454,523 with respect to 2003, but the amount  actually paid was reduced by
     $65,000,  the amount of fees Mr.  Hurwitz  earned in 2003 as a director  of
     Kaiser and KACC. Column (e) reflects the Kaiser and KACC directors' fees.
(6)  Reflects bonus awarded in 2002, although such bonus was paid in 2003.
(7)  Of such amount, $50,000 consists of forgiveness of a portion of a loan made to Mr. Friedman by the Company. See "--Employment Contracts and Termination
     of Employment."
(8)  Ms. Dudley resigned from her position as Vice President and Chief Personnel
     Officer on December 31,  2004.  Reflects a $349,987  severance  payment Ms.
     Dudley received in connection with her departure.

Option/SAR Grants Table

     The following table sets forth certain information concerning stock options or SARs granted in fiscal year 2004 to any of the named executive officers:

                                                                                           Grant
                                      Individual Grants                                  Date Value

             (a)          (b)              (c)              (d)            (e)               (f)
                       Number of
Name                   Securities       % of Total
                       Underlying      Options/SARS
                      Options/SARs      Granted to      Exercise or                       Grant Date
                      Granted(1)      Employees in       Base Price    Expiration       Present Value
                                       Fiscal Year       ($/Share)         Date             ($)(2)

Charles E. Hurwitz      57,000          51.2              33.00          12/20/14          914,183
J. Kent Friedman        11,400          10.2              33.00          12/20/14          182,837
Paul N. Schwartz        13,700          12.2              33.00          12/20/14          219,725
Bernard L. Birkel        2,800           2.5              33.00          12/20/14           44,907
Diane M. Dudley(3)          -0-           -0-                -0-             -0-                -0-

--------------------------
(1)  Represents  shares of Common  Stock  underlying  stock  options with tandem
     SARs.
(2)  The  Grant  Date  Present  Value  is a  hypothetical  value  determined  by utilizing a Black-Scholes  option pricing model. The following  assumptions were used in the  calculation:  a  risk-free  interest  rate of  4.306%,  a dividend yield of 0%, an expected stock price volatility of 40.95%,  and an expected life of 6.63 years for each  option/SAR.  No adjustments were made for  non-transferability  or risk of forfeiture.  The actual value, if any, that a grantee  realizes  will depend on the excess of the stock price over the exercise price on the date the option/SAR is exercised. There can be no assurance that the value realized will be at or near the hypothetical value set forth in the table.
(3)  During  2004,  there were no stock  options or tandem  SARs  granted to Ms.
     Dudley.

     The stock options with respect to the  Company's  Common Stock set forth in the above table were granted under the 2002 Omnibus Plan at the closing price on the date of the grant,  and vest 20% on the first  anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested.

Option/SAR Exercises and Fiscal Year End Value Table

     The table below provides information on an aggregated basis concerning each exercise of stock  options  (or tandem  SARs) and  freestanding  SARs during the fiscal year ended December 31, 2004 by each of the named executive officers, and the 2004 fiscal year-end value of unexercised  options and SARs,  including SARs exercisable for cash only.

           (a)             (b)             (c)                        (d)                          (e)
                                                             Number of Securities
                                                            Underlying Unexercised         Value of Unexercised
                                                                 Options/SARs           in-the-Money Options/SARs
                                                            at Fiscal Year-End (#)        at Fiscal Year-End ($)

                          Shares
                       Acquired on        Value
   Name                Exercise (#)    Realized ($)    Exercisable   Unexercisable   Exercisable    Unexercisable

Charles E. Hurwitz           -0-              -0-        45,000(1)          -0-              - (2)         -0-
                             -0-              -0-        352,496(3)    284,584(3)     4,110,553(2)  3,925,897(2)
J. Kent Friedman             -0-              -0-         56,784(3)     49,436(3)       672,615(2)    654,298(2)
Paul N. Schwartz             -0-              -0-        117,196(3)    59,384(3)        808,070(2)    785,856(2)
Bernard L. Birkel         1,020(4)        18,870(5)       16,756(3)     12,304(3)       154,880(2)    163,316(2)
Diane M. Dudley           3,560(4)        44,687(5)        8,268(3)         -0-          65,976(2)         -0-

--------------------------
(1)  Represents underlying shares of Preferred Stock.
(2)  Valued based upon the $32.80 closing price of the Company's Common Stock on
     December 31, 2004,  minus the exercise  price.  No value is shown where the exercise price is higher than such closing price.
(3)  Represents underlying shares of Common Stock.
(4)  Represents  number  of  shares  with  respect  to which  options/SARs  were exercised in 2004.
(5)  Fair  market  value  on  date of  exercise  minus  the  exercise  price  of options/SARs.

Equity Compensation Plan Information

     The  following  table sets forth  information,  as of  December  31,  2004, concerning  securities which have been, or are available to be, issued under the various equity compensation plans of the Company.

                                                         (a)                    (b)                   (c)
                                                                                                Number of Securities
                                                                                                Remaining Available
                                                 Number of Securities                          for Future Issuance
                                                 to be Issued upon       Weighted-Average         under Equity
                                                     Exercise of         Exercise Price of     Compensation Plans
                                                Outstanding Options,    Outstanding Options,   Excluding Securities
                 Plan Category                  Warrants and Rights     Warrants and Rights   Reflected in Column (a))
---------------------------------------------------------------------- ---------------------------------------------
Equity compensation plans approved by security
holders (1):
      Common Stock                                    1,141,388              $ 23.91                218,832(2)
      Preferred Stock                                    45,000                48.84                 70,000(2)

Equity compensation plans not approved by
security holders                                          -                      -                        -
                                                  ----------------------                       -----------------------
   Total                                              1,186,388                24.86                288,832
                                                  ======================                       =======================
--------------------------
(1)  Does not include  securities  issuable  pursuant to the  Executive  Plan as there are no securities set aside for issuance  thereunder.  However, it is possible  that  securities  of the  Company  could in the  future be issued pursuant to the Executive Plan.
(2)  Includes  202,932  shares of Common  Stock and 70,000  shares of  Preferred
     Stock available for issuance under the 2002 Omnibus Plan.  Awards under the
     2002 Omnibus  Plan may be made in the form of  incentive  or  non-qualified stock options, stock appreciation rights,  performance units or shares, and restricted and unrestricted stock.

Retirement Plans

     MAXXAM Pension Plan
     All  officers who are also  employees  and other  regular  employees of the
Company  automatically  participate in the Company's  Pension Plan (the "Pension
Plan"), a noncontributory,  defined benefit plan.  Retirement benefits equal the sum of an  employee's  "past  service  benefit"  and "future  service  benefit."
Benefits are based on (i) an employee's  base salary,  including  overtime,  but excluding bonuses, commissions and incentive compensation and (ii) an employee's age and the number of years of service with the Company.

     Under the Pension Plan, the annual past service benefit is the greatest of:

     (i)  benefits accrued under the plan through December 31, 1986;

     (ii) the product of (a) the sum of 0.8% of the  participant's  Past Service
          Compensation Base (as defined),  plus 0.8% of the  participant's  Past
          Service   Compensation   Base  in  excess  of  $15,000   and  (b)  the
          participant's credited years of service prior to January 1, 1987; or

     (iii)the product of 1.2% of the  participant's  Past  Service  Compensation
          Base and the participant's  credited years of service prior to January
          1, 1987.

     For 1987 and 1988,  the annual future  service  benefit  equaled 1.6% of an employee's  compensation up to two-thirds of the Social Security wage base, plus
2.4% of any remaining compensation. Effective January 1, 1989, the annual future service  benefit  equaled 1.75% of an employee's  compensation  for each year of participation,  plus 0.6% of the employee's  compensation  in excess of $10,000.
Effective  January 1, 1995, the annual future service benefit equals 2.35% of an employee's compensation for each year of participation.

     The  amount  of an  employee's  aggregate  plan  compensation  that  may be included in benefit  computations  under the Pension Plan is limited to $205,000 for 2004.  Benefits are generally payable as a lifetime annuity or, with respect to married employees,  as a 50% joint and survivor annuity,  or, if the employee elects (with spousal consent),  in certain alternative  annuity forms.  Benefits under the Pension Plan are not subject to any deductions for Social  Security or other offsets.  The covered  compensation for 2004 and credited years of service as of December  31,  2004 for the Pension  Plan and  estimated  annual  benefits payable  upon  retirement  at  normal  retirement  age for the  named  executive officers  were  as  follows:  Mr.  Hurwitz:  $205,000--24  years--$139,126;  Mr.
Friedman:    $205,000--5    years--$43,231;     Mr.    Schwartz:    $205,000--24
years--$127,209;  Mr.  Birkel:  $195,000--14  years--$92,772;  and  Ms.  Dudley:
$175,000--24 years--$66,781.

     The  projected  benefits  shown above were  computed  as  lifetime  annuity amounts,  payable  beginning  at age 65. The benefit  amounts  reflect a covered compensation  limit of $210,000  for 2005 and  subsequent  years  under  Section
401(a)(17) of the Code. In addition, the amounts reflect a maximum benefit limit of $170,000  for 2005 and  subsequent  years (with early  retirement  reductions where  applicable)  that is placed  upon annual  benefits  that may be paid to a participant in the Pension Plan at retirement under Section 415 of the Code.

     MAXXAM Supplemental Executive Retirement Plan
     Effective  March 8, 1991,  the Company  adopted an  unfunded  non-qualified
Supplemental  Executive  Retirement  Plan (the  "SERP").  The SERP provides that eligible  participants  are entitled to receive  benefits  which would have been payable to such  participants  under the Pension Plan except for the limitations imposed by the Code.  Participants in the SERP are selected by the Board.  Three executive officers of the Company, Messrs. Hurwitz,  Friedman and Schwartz, were entitled  to  receive  benefits  under  the  SERP  during  2004.  The  following projections are based on the same assumptions as utilized in connection with the
Pension Plan projections above. The 2005 qualified plan pay limit ($210,000) and benefit limit ($170,000) are reflected for all years in the future. In addition, no future increases in the participants'  covered  compensation amounts from the
2004 levels are assumed.

                                                      Hurwitz      Friedman      Schwartz
                                                      --------------------------------------

Covered Compensation for 2004:
           Qualified Plan                             $205,000     $205,000      $205,000
           Nonqualified Plan                           628,694      291,501       391,684
                                                      --------------------------------------
           Total                                      $833,694     $496,501      $596,684
                                                      ======================================

Credited Years of Service as of December 31, 2004          24            5             24

Projected Normal Retirement Benefit:
           Qualified Plan                            $139,126     $43,231        $127,209
           Nonqualified Plan                          182,489      60,620         131,183
                                                      -------------------------------------
           Total                                     $321,615     $103,851       $258,392
                                                     ======================================

MAXXAM Severance Plan

     Severance pay is generally granted to regular  full-time  employees who are involuntarily  terminated,  subject  to  certain  conditions  and  a  number  of exclusions,  pursuant to an unfunded  plan.  The plan provides for payment after such  termination  in an amount  ranging from two weeks' salary for at least one year of  service  graduating  to a maximum  of 104 weeks'  salary.  The  amounts payable under the plan if the named executive officers who remain at the Company had been  involuntarily  terminated  on  December  31,  2004  would have been as
follows:     Mr.     Hurwitz--$1,667,388;     Mr.     Friedman--$95,477;     Mr.
Schwartz--$1,193,368; and Mr. Birkel--$390,000.

Deferred Compensation Program

     Certain  executive  officers  are  eligible  to  participate  in a deferred compensation program. An eligible executive officer may defer up to 30% of gross salary and up to 30% of any bonus  otherwise  payable to such executive  officer for any calendar  year. The designated  percentage of deferred  compensation  is credited to a book account as of the date such compensation would have been paid and is  deemed  "invested"  in an  account  bearing  interest  calculated  using one-twelfth of the sum of the prime rate plus 2% on the first day of each month.
Deferred compensation, including all earnings credited to the book account, will be paid in cash to the executive or beneficiary as soon as practicable following the date the  executive  ceases for any reason to be an employee of the Company, either in a lump sum or in a  specified  number of annual  installments,  not to exceed  ten,  at the  executive's  election.  None  of the  Company's  executive officers currently participates in this program.

Employment Contracts and Termination of Employment

     Ms. Madison and the Company entered into an Executive  Employment Agreement effective  April 1, 2005. The agreement has a three-year  term and provides that
Ms. Madison shall be Vice President,  Finance with a base salary of $228,600 per year (such base salary to be reviewed in accordance with the Company's generally applicable  practices).  Ms.  Madison is also to receive an annual  bonus of not
less  that  $50,000  during  the  term  of  the   agreement,   and  was  granted
non-qualified stock options, with tandem SARs, in respect of 5,000 shares of the
Common  Stock (at an exercise  price of $28.65 per share).  She also  received a one-time signing bonus of $37,500, is entitled to an annual automobile allowance of $15,000 and became eligible to participate in the Capital  Accumulation Plan.
Ms. Madison is entitled to participate in all general employee benefit plans and programs which are available to the Company's senior executive employees.

     Ms.  Madison's  agreement  provides that upon termination of her employment for cause or due to death, long-term disability or voluntary termination by her, she is entitled to pro rata base salary through the date of such termination and any  compensation  and  benefits  otherwise  due her  pursuant to the  Company's employee benefit plans. In the event of termination of Ms. Madison's  employment for any other  reason  she is  entitled  to (i)  salary  through  April 1, 2008, determined at the highest rate in effect  within the one-year  period ending the date of termination, and (ii) bonus at the rate in effect for the last full year of  employment.

     On  December  30,  2004,  the  Company  and Diane M.  Dudley,  former  Vice
President  and Chief  Personnel  Officer,  entered  into a  one-year  consulting agreement.  This  agreement  commenced  January  1, 2005 and  provides  that the
Company may generally assign Ms. Dudley with projects involving not more than 80 hours  service per month at an hourly rate of $95.00.  The Company has agreed to indemnify Ms. Dudley  against her costs and losses  resulting  from  proceedings arising by reason of the fact that Ms.  Dudley  during her service as consultant is alleged to have served the Company in an officer or similar such capacities.

     Mr.  Friedman  and the  Company  were  parties  to a  five-year  employment agreement  which expired on December 1, 2004. The agreement  provided for a base salary of no less than  $450,000  per year and an annual  bonus of not less than
$150,000.   Under  the  agreement,   Mr.  Friedman  also  received  a  grant  of
non-qualified  stock options with tandem SARs,  with respect to 17,500 shares of the  Common  Stock at an  exercise  price of $45.50  per  share,  and a grant of options to purchase  167,000  shares of Kaiser common stock at an exercise price of $9.00  per  share.  The  stock  options  granted  to Mr.  Friedman  under the agreement  relating to Kaiser common stock were  exchanged by him for restricted shares of Kaiser common stock in connection with the Kaiser Exchange Offer.  See
Note 3 to "Summary  Compensation  Table".  Mr. Friedman also received a $250,000 interest-free  loan,  under  which  $50,000  of the  principal  of the  loan was required to be forgiven by the Company on each December 1 through 2004.

                        REPORT OF THE COMPENSATION COMMITTEES
                                         ON
                               EXECUTIVE COMPENSATION

     Two compensation  committees  administer the Company's  compensation plans, the Policy  Committee and the Section  162(m)  Committee.  The Policy  Committee
administers and establishes overall  compensation  policies except to the extent that such  authority has been delegated by the Board of Directors to the Section
162(m)  Committee.   The  Section  162(m)  Committee  administers  and  approves amendments to the Company's  plans or programs which are intended to comply with the  provisions of Section 162(m) of the Code.  Each of the  committees  reports directly to the full Board of Directors  and together  they have  furnished  the following report on executive compensation for fiscal year 2004.

Executive Officer Compensation

     The Policy  Committee  generally  approves the policies and criteria  under which  compensation  is paid or awarded  to the  Company's  executive  officers.
Occasionally, the Chief Executive Officer of the Company exercises his authority to make a particular payment, award or adjustment.  Among the factors the Policy
Committee takes into  consideration  in its decisions on executive  compensation are the diversified and multifaceted financial and managerial skills required to effectively  manage the Company's complex structure.  For instance,  the Company consists of units  operating in wholly  separate  industries  and certain of the
Company's  executives  serve or have  oversight  responsibility  with respect to certain  operating  subsidiaries in these industries.  In addition,  the Company continues  to  position  itself to  respond  when  growth  opportunities  become available.  Accordingly,  the Policy  Committee  looks not only to the Company's annual  earnings,  enhanced  stockholder  value,  and the  business  improvement efforts of its  executive  officers  and  business  units when making  executive compensation  decisions but also recognizes the particular  talents  required to build the  Company's  asset base through  expansion of its existing  businesses, acquisitions  and expansion into new business areas.  The Policy  Committee also recognizes and takes into account the role of the Company's  executive  officers in  financial  structuring,  refinancing  and  reorganizations  on behalf of its operating units.  Additional  factors considered by the Policy Committee are the public  relations,  regulatory and  litigation-related  challenges the Company's operations  present for its executive  officers.  All of these factors present a
particular  challenge  in  determining   appropriate   approaches  to  executive
compensation.  The Policy  Committee or Section 162(m) Committee may on occasion engage outside consultants in connection with particular compensation issues.

     The primary elements of compensation for executive  officers of the Company are base salaries and annual  discretionary  bonuses.  The Policy Committee also recommends  or  approves  bonus  compensation  awards  from  time to time  under additional  incentive  compensation  programs  such as the  2002  Omnibus  Plan.
Certain  executive  officers  may also  become  eligible to  participate  in the
Company's  Executive Plan, although to date only the Chief Executive Officer and the  President,  and more  recently  the  Company's  Vice  Chairman  and General
Counsel,  have met the criteria for participation.  Except for Ms. Madison, none of the Company's executive officers have an employment agreement.

     Base Salary
     The  Company's  executive  compensation  philosophy is to pay base salaries adequate to attract and retain executives whose education, training, experience, talents  and  particular  knowledge  of the  Company,  its  businesses  and  the industries  in  which  it  operates  allow  them to be key  contributors  to the
administration,   management   and   operations   of   the   Company.   Specific
determinations are based primarily on individual  attributes and performance and the executive  officers' specific duties,  responsibilities  and qualifications.
Base salaries are  generally  adjusted  annually  based on a variety of factors, including cost of living  information and industry  trends.  Following a year in which  executive  officer  salaries  were frozen,  in December  2003,  executive officers  received salary increases of approximately  3.0% or less in respect of
2004 (although one executive officer did receive a larger increase in connection with a promotion).  In December 2004,  executive officer salary increases ranged from less than 1% to approximately 3%.

     Annual Discretionary Bonus
     Company  policy  requires  that  a  significant  portion  of  an  executive officer's  compensation  be at-risk  and paid  through  an annual  discretionary bonus.  This policy  enables  the Policy  Committee  to focus on each  executive officer's  individual efforts and contribution to the Company during the year in
the   context   of  both   the   Company's   performance   and  the   particular
responsibilities  and projects  undertaken by the executive during the year, and
award  bonus  compensation   accordingly.   Specific  determinations  are  based
primarily on the level of achievement of the Company's corporate objectives, the individual's  contribution  to the  achievement  of  those  objectives  and  the assumption of additional duties or responsibilities. The Company also recognizes particular  challenges  faced by executives in efforts to strengthen some of its less profitable or marginal operations.  The Policy Committee believes that this approach best serves both the short- and long-term  interests of the Company and
its   stockholders   by   significantly    compensating    executive    officers
retrospectively for services they have performed that can be both quantitatively and  qualitatively  analyzed,  as opposed  to  compensating  executive  officers prospectively  through larger base  salaries.  Bonus  compensation  is typically awarded in  December of each fiscal  year and  principally  paid in cash.  After bonus awards were  significantly  decreased in December 2002 (generally 20% less than the prior year),  the bonuses  awarded in December 2003 increased  somewhat from the prior year's  awards.  December 2004 bonuses  ranged from a decrease of
25% to an increase of  approximately  14% from the 2003  amounts.  These bonuses were proposed by the Chief Executive Officer or President (other than in respect of themselves), subject to review and approval by the Policy Committee.

     Additional Incentive Awards
     Awards  under the 2002 Omnibus Plan are  stock-based  and any  compensation which  could  arise  from the  awards  would  normally  be tied to  stock  price appreciation.  In 2004, four executive officers were granted non-qualified stock options, with such options having tandem stock appreciation rights, with respect to  29,400  shares of Common  Stock.  In  addition  to those  grants,  the Chief
Executive Officer was granted  non-qualified  options,  with such options having tandem stock appreciation rights, with respect to 57,000 shares of the Company's
Common Stock.

     Executive Plan
     The  Executive  Plan,  which  was  amended  in  2003  (including  obtaining stockholder approval), provides performance incentives to each participant while securing,  to the extent permitted,  a tax deduction by the Company for payments of additional  incentive  compensation.  Under the Executive Plan, the executive officers  who are or will be  eligible  to  participate  are the only  executive officers of the Company to which the deduction  limitation of Section  162(m) of the Code is likely to apply.  The Section  162(m)  Committee  meets prior to the
90th  day of each  year to  identify  current  areas,  factors  or  transactions involving the Company's  business where the Section 162(m) Committee believes it would be beneficial to provide an incentive for a participant's performance.  As a  result,  objective  performance  criteria  are  pre-established  and based on general business standards or are narrowly  fact-specific to a given fiscal year or, in some instances with respect to longer term  objectives,  multiple  fiscal
years.   The   criteria   are  also   tailored  to  the   executive's   specific
responsibilities.  The Chief Executive Officer and the Company's  President were the only executive officers eligible under the Executive Plan for 2004 (with the
President  receiving no compensation  thereunder and the Chief Executive Officer receiving the compensation  described in the following  section).  The Company's
Vice Chairman and General Counsel has become an eligible  participant in respect of 2005.

     Compensation of the Chief Executive  Officer for the Last Completed  Fiscal
Year
     The  compensation  of Charles E.  Hurwitz,  Chairman of the Board and Chief
Executive Officer,  generally consists of the same elements as for the Company's other executive officers.  However,  the Policy Committee recognizes the special entrepreneurial  talents of Mr. Hurwitz,  which have provided unique benefits to
the  Company  from  time  to  time.   Accordingly,   the  Policy  Committee  has
occasionally awarded extraordinary compensation to Mr. Hurwitz in recognition of his role in  providing  such  benefits  and as an  incentive  to  pursue  future opportunities.  In December  2004, the Policy  Committee  approved a base salary increase of less than 1% for Mr. Hurwitz,  and a discretionary bonus of $150,000
(although  such amount was reduced by  $65,000,  the amount of fees Mr.  Hurwitz earned in 2004 as a  director  of Kaiser  and  KACC).  Such  decisions,  and the negative  discretion  exercised by the Section  162(m)  Committee  (as described below), were not based upon any specific criteria,  but rather the evaluation of the  Policy  Committee  and  the  Section  162(m)  Committee  as to the  overall performance of the Company's business and its various segments.

     As described  above,  Mr. Hurwitz  participates  in the Executive Plan. The performance  criteria  established for 2004 by the Section 162(m)  Committee for
Mr. Hurwitz under the Executive  Plan were based upon (i) improved  consolidated financial  results,  (ii)  certain  subsidiaries  committing  to  specified  new business ventures,  (iii)  extraordinary  transactions by certain  subsidiaries,
(iv)  improvement in earnings per share and (v) the achievement by the Company's operating  segments of their 2004  business  plans.  Based on these  performance criteria,  Mr.  Hurwitz  was  entitled  to receive at least  $208,423  under the
Executive  Plan in  respect  of 2004 (as a result  of the real  estate  business segment  fulfilling its business plan);  however,  the Section 162(m)  Committee exercised its negative discretion and did not award any of such amount. The 2005 performance  criteria  established  for Mr. Hurwitz by the 162(m)  Committee are generally similar to his 2004 criteria.

Compliance with Internal Revenue Code Section 162(m)

     Section  162(m) of the Code  generally  disallows a tax deduction to public companies for compensation  over $1 million paid to the chief executive  officer and the four other most highly compensated executive officers of such companies.
Qualifying performance-based  compensation is not subject to the deduction limit if certain  requirements  are met. The Executive Plan and the 2002 Omnibus Plan,
each of  which  has  been  approved  by the  stockholders  of the  Company,  are performance-based  and designed to enable  compliance with Section 162(m) of the
Code and the regulations thereunder. For purposes of Section 162(m) of the Code, the Section 162(m) Committee is composed of "outside  directors" as such term is defined or interpreted for purposes of Section 162(m) of the Code.

Section 162(m) Compensation Committee              Compensation Policy Committee
of the Board of Directors                          of the Board of Directors

Robert J. Cruikshank, Chairman                     Robert J. Cruikshank
Stanley D. Rosenberg                               Ezra G. Levin, Chairman
Michael J. Rosenthal                               Stanley D. Rosenberg
                                                   Michael J. Rosenthal

                     REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute  soliciting material and should not be deemed filed or  incorporated  by reference  into any other Company filing under the Securities Act of 1933 or the Securities Exchange
Act of 1934,  except to the extent the Company  specifically  incorporates  this
Report by reference therein.

April 28, 2005
To the Board of Directors of MAXXAM Inc.:

     In discharging its oversight  responsibility  as to the audit process,  the
Audit  Committee   obtained  from  Deloitte  &  Touche  LLP,  the  Company's
independent  auditors,  a formal written statement  describing all relationships between  the  auditors  and  the  Company  that  might  bear  on  the  auditors'
independence  consistent  with  Independence  Standards  Board  Standard  No. 1,
"Independence Discussions with Audit Committees," as amended; discussed with the auditors any  relationships  that may impact their objectivity and independence;
and satisfied itself as to the auditors' independence.  The Audit Committee also discussed with management and the independent  auditors the quality and adequacy of the  Company's  internal  controls.  The Audit  Committee  reviewed  with the independent  auditors their audit plans, audit scope and identification of audit risks.

     The Audit Committee  discussed and reviewed with Deloitte &  Touche LLP all  communications  required by Rule 2-07 of SEC  Regulation  S-X and, with and
without  management   present,   discussed  and  reviewed  the  results  of  the
independent auditors' examination of the financial statements.

     The Audit Committee  reviewed with management and the independent  auditors the quarterly reports on Form 10-Q of the Company for each of the three quarters in the nine-month  period ended September 30, 2004 and the annual report on Form
10-K for the year ended December 31, 2004. Management has the responsibility for the  preparation  of the Company's  financial  statements,  and the  independent auditors have the  responsibility  for the examination of those statements.  The
Audit Committee discussed with Messrs. Hurwitz and Schwartz, the Company's Chief
Executive and Chief Financial Officers, their certifications of such reports.

     Based on the  above-mentioned  reviews and discussions  with management and the independent auditors,  the Audit Committee recommended to the Board that the
Company's audited financial  statements be included in its Annual Report on Form
10-K for the year ended  December 31, 2004,  which was filed with the Securities and Exchange Commission on March 16, 2005.

                                         Audit Committee of the Board of Directors
                                         Michael J. Rosenthal, Chairman
                                         Robert J. Cruikshank
                                         Ezra G. Levin
                                         Stanley D. Rosenberg

                     PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company and its  consolidated  subsidiaries  (excluding  Kaiser) for  professional  services provided  in 2003  and 2004 by  Deloitte  &  Touche  LLP  ("Deloitte"),  the
Company's independent auditor and principal accounting firm:

                                               Years Ended December 31,
                                           ----------------------------------
                                                 2004             2003
                                           ----------------------------------

Audit Fees(1)                              $     2,227,125       $  974,910
Audit-Related Fees(2)                               42,000           48,552
Tax Fees(3)                                        718,753          627,462
All Other Fees(4)                                       --               --
                                           ----------------------------------
       Total                               $     2,987,878       $1,650,924
                                           ==================================
--------------------------
(1)  Consists  of  professional  services  rendered  for the audit of the annual financial  statements of the Company and certain  subsidiaries  and for the review of the  quarterly  financial  statements  of the Company and certain subsidiaries.
(2)  Consists  of fees for the audits of the  benefit  plans of the  Company and certain  subsidiaries  and  fees for  accounting  and  financial  reporting consultations.
(3)  Consists of fees for tax planning and tax compliance services.
(4)  Consists of fees for permitted non-audit services.

     The Audit Committee has responsibility for appointing, setting compensation and  overseeing  the  independence  and  work  of the  independent  auditor.  In recognition  of this  responsibility,  the Audit  Committee's  Charter  requires pre-approval  by the Audit  Committee of all audit and non-audit  services to be furnished  by the  independent  auditor  to the  Company  and its  subsidiaries.
Pre-approval is waived in those instances permitted by applicable SEC regulation so long as the Audit  Committee  subsequently  approves such services within any applicable  deadline.  None of the foregoing services were approved by the Audit
Committee  pursuant  to  the  provisions  of  Section  2-01(c)(7)(i)(C)  of  SEC
Regulation S-X.

                              PERFORMANCE GRAPH

     The following  performance  graph compares the cumulative total stockholder return on the Company's  Common Stock with the  cumulative  total returns of the
S&P 500 Stock Index and a peer group  consisting  of  companies  included by
S&P in its  published  indices  for the  Forest  Products  Industry  for the
Company's  last  five  fiscal  years.  The graph  assumes  that the value of the investment in the Company's Common Stock and each index was $100 at December 31,
1999, and that all dividends were reinvested.  The data points are calculated as of the last trading day for the year indicated.

[GRAPHIC OMITTED]

----------------------------------------------------------------------------------------------------
                                          INDEXED RETURNS
----------------------------------------------------------------------------------------------------
                             Base
                            Period                       Years Ending
----------------------------------------------------------------------------------------------------
Company / Index              Dec99           Dec00       Dec01       Dec02        Dec03       Dec04
----------------------------------------------------------------------------------------------------
MAXXAM INC                    100            35.42       40.82       21.69        44.20       76.50
S&P 500 INDEX                 100            90.90       80.09       62.39        80.29       89.03
S&P 500 FOREST PRODUCTS       100            68.82       74.53       69.95        98.27      111.02

     In addition to its forest products  operations,  the Company is involved in the real estate and racing industries. However, the real estate and racing units of the  Company  accounted  for  less  than 30% and  15%,  respectively,  of the
Company's 2004 consolidated revenues.  Accordingly, a line-of-business index for each such industry is therefore not utilized.

                          CERTAIN TRANSACTIONS

Litigation Matters

     USAT Matters
     In 1995,  the  United  States  Department  of  Treasury's  Office of Thrift
Supervision  ( "OTS")  initiated a formal  administrative  proceeding  (the "OTS action") against the Company and others alleging, among other things, misconduct
by  the  Company,   Mr.  Hurwitz  and  a  company   controlled  by  Mr.  Hurwitz
(collectively,  the  "Respondents")  and others  with  respect to the failure of
United Savings  Association of Texas (" USAT").  The OTS sought damages  ranging from $326.6 million to $821.3 million under various theories. Following 110 days of proceedings before an administrative law judge during 1997-1999, and over two years of post-trial  briefing,  on September 12, 2001,  the  administrative  law judge issued a recommended  decision in favor of the  Respondents  on each claim made by the OTS.  On October  17,  2002,  the OTS action  was  settled  for $0.2 million and with no admission of wrongdoing on the part of the Respondents.

     As a result of the  dismissal of the OTS Action,  a related  civil  action, alleging  damages in excess of $250 million,  was subsequently  dismissed.  This
action,  Federal  Deposit  Insurance  Corporation,   as  manager  of  the  FSLIC
Resolution  Fund v. Charles E. Hurwitz (the "FDIC action") in the U.S.  District
Court for the  Southern  District of Texas was  originally  filed in August 1995 against Mr. Hurwitz by the Federal Deposit Insurance Corporation ("FDIC").

     On May 31, 2000, the Respondents filed a counterclaim to the FDIC action in
U.S. District Court in Houston,  Texas (No. H95-3956).  On November 8, 2002, the
Respondents  filed an amended  counterclaim  and an amended motion for sanctions
(collectively,  the "Sanctions  Motion").  The Sanctions  Motion states that the
FDIC illegally paid the OTS to bring claims against the Respondents and that the
FDIC  illegally  sued  for  an  improper  purpose  (i.e.  in  order  to  acquire timberlands held by a subsidiary of the Company). The Respondents are seeking as a  sanction  to be made  whole for the  attorneys'  fees  they  have paid  (plus interest) in connection with the OTS and FDIC actions.  As of December 31, 2004, such fees were in excess of $40.4  million.  The  Respondents  are pursuing this claim vigorously.

     On January 16, 2001,  an action was filed  against the  Company,  Federated
Development Company (a predecessor of Giddeon Holdings; "Federated") and certain of the Company's directors in the Court of Delaware Chancery Court entitled Alan
Russell Kahn v. Federated  Development  Co.,  MAXXAM Inc., et. al., Civil Action
18623NC (the "Kahn lawsuit").  The plaintiff  purports to bring this action as a stockholder of the Company  derivatively  on behalf of the Company.  The lawsuit concerns the OTS and FDIC  actions,  and the Company's  advancement  of fees and expenses  on behalf of  Federated  and  certain of the  Company's  directors  in connection  with these  actions.  It alleges that the  defendants  have breached their fiduciary  duties to the Company,  and have wasted  corporate  assets,  by allowing  the  Company to bear all of the costs and  expenses of  Federated  and certain of the  Company's  directors  related to the OTS and FDIC  actions.  The plaintiff seeks to require  Federated and certain of the Company's  directors to reimburse  the  Company  for all costs and  expenses  incurred by the Company in connection  with  the OTS and FDIC  actions,  and to  enjoin  the  Company  from advancing to Federated or certain of the  Company's  directors any further funds for costs or expenses associated with these actions.  The parties have agreed to an  indefinite  extension  of the  defendants'  obligations  to  respond  to the plaintiffs' claims.

     Cook and Cave lawsuits
     Similar  actions  entitled  Alan Cook,  et al. v. Gary  Clark,  et al. (No.
DR020718) (the "Cook action") and Steve Cave, et al. v. Gary Clark,  et al. (No.
DR0220719) (the "Cave action") have been filed in the Superior Court of Humboldt
County,  California.  The  defendants in these  actions  include the Company and certain of its  subsidiaries,  Federated,  and Mr.  Hurwitz  and  certain  other current and former  officers of the  Company and the  subsidiaries.  On April 4,
2003, the  plaintiffs  filed amended  complaints and served the defendants  with notice of the  actions.  The Cook  action  alleges,  among  other  things,  that defendants'  logging practices have contributed to an increase in flooding along
Freshwater Creek (which runs through Pacific Lumber's timberlands), resulting in personal injury and damages to the plaintiffs'  properties.  Plaintiffs  further allege  that in order to have timber  harvest  plans  approved  in the  affected areas,  the  defendants  engaged  in  certain  unfair  business  practices.  The plaintiffs  seek,  among  other  things,  compensatory  and  exemplary  damages, injunctive  relief,  and  appointment  of a receiver to ensure the  watershed is restored.  The Cave action contains  similar  allegations  and requests  similar relief with respect to the Elk River  watershed (a portion of which is contained on Pacific Lumber's timberlands).

     Indemnification of Directors and Officers
     Certain  present  and former  directors  and  officers  of the  Company are parties in certain of the actions  described  above.  The Company's  Amended and
Restated  By-Laws provide for  indemnification  of its officers and directors to the fullest  extent  permitted  by Delaware  law.  The Company is  obligated  to advance defense costs to its officers and directors, subject to the individual's obligation  to  repay  such  amount  if it is  ultimately  determined  that  the individual  was not  entitled to  indemnification.  In addition,  the  Company's indemnity obligation can under certain  circumstances include amounts other than defense costs, including judgments and settlements.

Other Matters

     The Company and certain of its  subsidiaries  share certain  administrative and general expenses with Giddeon Holdings.  Under these  arrangements,  Giddeon
Holdings'  obligation  to the Company  and its  subsidiaries  was  approximately
$48,648 for 2004.  At  December  31,  2004,  Giddeon  Holdings  owed the Company
$12,848  for certain  general  and  administrative  expenses,  which  amount was subsequently paid in 2005.

     On February 12, 2002, Kaiser, its principal operating subsidiary, KACC, and a number of KACC's  subsidiaries,  filed for reorganization  under Chapter 11 of the U.S.  Bankruptcy Code.  Additional Kaiser  subsidiaries filed for Chapter 11 protection in the first quarter of 2003. The Company and its subsidiary,  MAXXAM
Group Holdings Inc.,  collectively own approximately 62% of Kaiser.  For further information  regarding the status of Kaiser's Chapter 11 proceedings and certain related matters, see Notes 1 and 11 to the Consolidated  Financial Statements of
the  Company  contained  in its Annual  Report on Form 10-K for the fiscal  year ended December 31, 2004 (the "Form 10-K").  Mr. Hurwitz has served as a director of Kaiser since October 1988 and KACC since November 1988. Mr.  Friedman  served as Senior Vice  President  and General  Counsel of Kaiser and KACC from December
1999 until February 2002. Mr.  Cruikshank has served as a director of Kaiser and
KACC since January  1994.  Mr. Levin has served as a director of Kaiser and KACC since July 1991 and November 1988, respectively.

     Mr. Levin, a director of the Company, is a member of the law firm of Kramer
Levin Naftalis  &  Frankel LLP, which provides legal services to the Company and its subsidiaries  (the revenues from such services  accounting for less than
1% of such firm's revenues in 2004).

     Shawn Hurwitz,  the son of Mr. Hurwitz,  is also Chief Executive Officer of the Company's real estate  operations,  and during 2004 received an aggregate of
$600,000 in salary and bonus and a grant of 10,000  Common  Stock  options  with underlying  SARs  pursuant to the 2002 Omnibus Plan (at an  exercise/base  price equal to the closing price of the Company's Common Stock on the date of grant).

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based  solely  upon a  review  of such  copies  of Forms 3, 4 and 5 and any amendments  thereto  furnished  to the Company  with  respect to its most recent fiscal year, and written representations from the reporting persons, the Company believes that all filing  requirements  were complied with which were applicable to its  officers,  directors  and  beneficial  owners  holding  greater than ten percent.

                                OTHER BUSINESS

     Neither the Board nor management intends to bring before the Annual Meeting any business other than the matters  referred to in the Notice of Annual Meeting of Stockholders and this Proxy Statement,  nor is any stockholder entitled under the Company's Amended and Restated By-Laws to bring any such other matter before the Annual  Meeting.  Nonetheless,  if any other business  should  properly come before the meeting,  or any  postponement  or adjournment  thereof,  the persons named on the enclosed  proxy card will vote on such  matters  according to their best judgment.

                                OTHER MATTERS

Solicitation of Proxies

     The cost of mailing and  soliciting  proxies in connection  with the Annual
Meeting  will be borne by the  Company.  In addition to  solicitations  by mail, proxies may also be  solicited  by the Company and its  directors,  officers and employees  (who will  receive no  compensation  therefor  beyond  their  regular salaries  or fees).  Arrangements  also will be made with  brokerage  houses and other custodians,  nominees and fiduciaries to forward solicitation materials to the  beneficial  owners of the Common Stock and Preferred  Stock of the Company,
and such entities will be reimbursed for their expenses.

Independent Public Accountants

     Deloitte has completed its audit with respect to the Company's  2004 fiscal year.  The Company also  anticipates  that Deloitte will conduct the 2005 audit, although the Audit  Committee has not yet  commenced the selection  process with respect to the 2005 audit. Representatives of Deloitte plan to attend the Annual
Meeting and will be available to answer  questions.  Such  representatives  will also have an  opportunity  to make a statement at the Annual  Meeting if they so desire.

Stockholder Communications with Directors

     Due to the small number of communications from stockholders received by the
Company, the Board has not adopted a formal process for receiving communications from  stockholders.  However,  a  stockholder  may  contact  the  Board,  or any individual director,  by sending a written  communication to Board of Directors,
MAXXAM Inc.,  c/o  Corporate  Secretary,  1330 Post Oak  Boulevard,  Suite 2000,
Houston, Texas 77056. A stockholder's letter should indicate that he or she is a
MAXXAM  stockholder.  The Corporate  Secretary will either (a)  distribute  such communication  to the Board,  or a member or  members  thereof,  as  appropriate depending  upon the  facts  and  circumstances  described  in the  communication received; or (b) determine that the communication should not be forwarded to the
Board  or any of its  members  because,  in the  Secretary's  judgment,  (i) the communication  is primarily  commercial  in nature and relates to the  Company's ordinary  business or otherwise  relates to matters that are not relevant to the
Board;  or (ii) the Company's  management can adequately  handle the stockholder inquiry or request,  in which case the inquiry or request  will be  forwarded to the appropriate individual for action.

Stockholder Proposals for the 2006 Annual Meeting

     Proposals which  stockholders  intend to present at the 2006 annual meeting
(other than those  submitted  for  inclusion  in the  Company's  proxy  material pursuant to Rule 14a-8 of the proxy rules of the SEC or director  nominees) must be received by the Company no later than January 2, 2006, to be presented at the meeting.  Proposals  pursuant  to Rule  14a-8 of the  proxy  rules  must also be received by January 2, 2006 to be eligible for  inclusion in the proxy  material for that meeting. Finally,  stockholder submissions of director nominees must be made to the  Company by no later than  March 27,  2006 (by  delivery  or first class mail) to be presented at the meeting. Any such stockholder  communications must be sent to the Company's  Secretary at its  executive  offices at 1330 Post
Oak Boulevard,  Suite 2000,  Houston,  Texas 77056 via any method which provides evidence  of  delivery,  other than  facsimile  or any other form of  electronic communication.

                          Pre-Registration Request

If you plan to attend the MAXXAM Inc.  Annual  Meeting of  Stockholders  at 8:30
a.m., local time, on Wednesday,  May 25, 2005, at The Sheraton Suites,  Houston,
Texas,  you may use this form to pre-register and expedite your admission to the meeting.  Should  you  pre-register,  you  will  only  need to  supply  proof of identification  (containing a photograph) to enter the meeting. If you hold your shares of record, please complete and return this form in order to pre-register.
If you hold your shares  through  your  broker,  bank or other  nominee,  please complete and return this form accompanied by your brokerage or similar statement
(demonstrating  that you  owned  shares  of  Capital  Stock  as of the  close of business  on  March  31,  2005).  By  pre-registering  and  furnishing  proof of identification  you will be able to gain  admittance  to the  meeting.  You will still need to follow the rules and procedures  set forth in the Proxy  Statement and at the Annual Meeting in order to vote your shares.

Please return this  pre-registration  form, together with proof of Capital Stock ownership as of the Record Date,  if necessary,  by facsimile to (888)  488-3808 before 5:00 p.m., Houston time, on May 20, 2005.

(   )  I plan to attend   OR  (    ) I will send my proxy to attend the Company's
                                     Annual Meeting of Stockholders on May 25, 2005.

                                   Please print your response to the following:

Name:

Proxy's Name (if applicable):

Street:

City:

State:                                    ZIP Code:
Daytime Telephone Number (including area code):

(recycled) Printed on recycled paper.
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